UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

Prosper Marketplace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Main Street, 3rd Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2015, Prosper Marketplace, Inc. (“PMI”) entered into an Agreement and Plan of Merger (the “Agreement”) with BillGuard, Inc. (“BillGuard”), a Delaware corporation; Beach Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of PMI; and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholders’ Representative. Pursuant to the Agreement, PMI will acquire all of the outstanding shares of BillGuard and will merge BillGuard with and into Merger Sub, with BillGuard surviving the merger.

Under the terms of the Agreement, the BillGuard stockholders will receive an aggregate of $25 million in cash at the closing of the merger, subject to certain deductions for debt and expenses, and if certain conditions of an earn-out are met within a 12-month period of the closing of the merger an additional $5 million, subject to certain indemnification obligations of the BillGuard stockholders.

The Agreement contains customary representations, warranties and covenants of PMI and BillGuard, including, among others, covenants relating to (1) the conduct of BillGuard’s business during the interim period between the execution of the Agreement and the consummation of the merger, (2) BillGuard’s obligations to obtain the BillGuards stockholders’ approval of the Agreement and the merger, and (3) BillGuard’s non-solicitation obligations relating to alternative business combination transactions.

The merger is subject to customary closing conditions, including (1) approval of the Agreement by BillGuard’s stockholders, (2) the absence of any law or order prohibiting the consummation of the merger, (3) execution of employment agreements by certain employees of BillGuard, and (4) written consents to the merger from certain third parties. The Agreement contains certain termination rights for both PMI and BillGuard.

The Agreement also contains customary indemnification provisions whereby BillGuard and the BillGuard stockholders will indemnify PMI and affiliated parties for certain losses arising out of any inaccuracy in the representations and warranties, or breaches of the covenants of BillGuard under the Agreement and certain other matters. The $5 million of consideration that is subject to an earn-out, will, if earned, secure in part the indemnification obligations of the BillGuard stockholders under the Agreement.

Item 8.01. Other Events

On September 24, 2015, PMI issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	PMI Press Release, dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: September 24, 2015	By:	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel and Secretary